                                                                      Exhibit 11

                  SCIENTIFIC-ATLANTA, INC., AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)


                                                                  Three Months Ended               Nine Months Ended
                                                                ----------------------         ----------------------
                                                                 March 28,   March 29,          March 28,    March 29,
                                                                   1997        1996               1997         1996
                                                                ----------  ----------         ----------  ----------
WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING                                          77,345      76,464            77,226       76,621
  Add - Additional shares of common stock assumed
  issued upon exercise of options using the "treasury stock"
  method as it applies to the computation of primary
  earnings per share                                                   914          --               719           --
                                                                   -------      ------         ---------    ---------

NUMBER OF COMMON AND COMMON
 EQUIVALENT SHARES OUTSTANDING                                      78,259      76,464            77,945       76,621
  Add - Additional shares of common stock assumed
  issued upon exercise of options using the "treasury
  stock" method as it applies to the computation of
  fully diluted earnings per share                                      --          --               183           --
                                                                   -------      ------         ---------    ---------

NUMBER OF SHARES OUTSTANDING
 ASSUMING FULL DILUTION                                             78,259      76,464            78,128       76,621
                                                                   =======      ======         =========    =========

NET EARNINGS (LOSS) FOR PRIMARY
 AND FULLY DILUTED COMPUTATION
    Continuing Operations                                       $   16,461    $ 11,525       $    41,023  $    22,212
    Discontinued Operations                                             --          --             3,400      (13,210)
                                                                   -------      ------         ---------    ---------
    Net Earnings                                                $   16,461    $ 11,525       $    44,423  $     9,002
                                                                   =======      ======         =========    =========

EARNINGS (LOSS) PER COMMON SHARE
 AND COMMON EQUIVALENT SHARE
  PRIMARY
    Continuing Operations                                       $     0.21    $   0.15       $      0.53  $      0.29
    Discontinued Operations                                             --    $     --       $      0.04  $     (0.17)
                                                                   -------      ------         ---------    ---------
    Net Earnings                                                $     0.21    $   0.15       $      0.57  $      0.12
                                                                   =======      ======         =========    =========
  FULLY DILUTED
    Continuing Operations                                       $     0.21    $   0.15       $      0.53  $      0.29
    Discontinued Operations                                             --          --              0.04        (0.17)
                                                                   -------      ------         ---------    ---------
    Net Earnings                                                $     0.21    $   0.15       $      0.57  $      0.12
                                                                   =======      ======         =========    =========

Note: In the three and nine months ended March 29, 1996, the dilutive effect of equivalent shares derived from stock options was less than 3 percent and therefore, the equivalent shares were not included in the computation of earnings per share.